EXHIBIT 10.2

陈栋梁、饶邦福、胡丽荣、王阿敬、
辜胜彬、陈继武、李汉鑫、莫朝辉、
李军、詹移华、刘嵬、程剑、颜盛繁、
与
Moneyeasy Industries Limited（利广实业有限公司）
（“收购方”）
关于
武汉天天好生物制品有限公司
的
股权收购协议
Stock purchase agreement
on
Wuhan Tallyho Biology Product Ltd
among
Chen Dongliang, Rao Bangfu, Hu Lirong, Wang Ajing,
Gu Shengbin, Chen Jiwu, Li Hanxin, Mochaohui,
Li Jun, Zhan Yihua, Liu Wei, Cheng Jian, Yan Shengfan
and
Moneyeasy Industries Limited
(“Purchaser”)

2007年 11月  5 日
2007-11-05

目  录
Table of Contents

第一章 定义 Chapter 1 Definition	5

第二章 收购股权 Chapter 2 Purchase of stocks	7

第三章 出售方的陈述和保证 Chapter 3 Representations and warranties of the seller	9

第四章 收购方的陈述和保证 Chapter 4 Representations and warranties of the purchaser	15

第五章 违反陈述和保证的责任 Chapter 5 Liabilities for breach of representations and warranties	16

第六章 保密 Chapter 6 Confidentiality	17

第七章 违约 Chapter 7 Breach	19

第八章 不可抗力 Chapter 8 Force majeure	20

第九章 争议的解决 Chapter 9 Settlement of dispute	21

第十章 适用法律 Chapter 10 Applicable laws	22

第十一章 其他规定 Chapter 11 Miscellaneous	22

本股权收购协议（以下简称“本协议”）由下列各方于2007年11月5日签订。
The stock purchase agreement (the “agreement”) is entered into by and between the following parties on 2007-11-05:

1)	陈栋梁，法定地址：江岸区育才三村39号
Chen Dongliang, legal address: No. 39 Yucaisan Village, Jiang’an District

2)	饶邦福，法定地址：武汉市江岸区湖边坊691号四楼
Rao Bangfu, legal address: F/4, No. 691, Hubianfang, Jiang’an District, Wuhan

3)	胡丽荣，法定地址：武汉市江岸区堤角边5-5号一楼
Hu Lirong, legal address: F/1, No. 5-5, Dijiaobian, Jiang’an District, Wuhan

4)	王阿敬，法定地址：硚口航空路13-127号二楼
Wang Ajing, legal address: F/2, No. 13-127, Hangkong Road, Qiaokou District

5)	辜胜彬，法定地址：汉阳区琴断口街冯家畈150号1-1-4-8号
Gu Shengbin, legal address: 1-1-4-8, No. 158, Fengjiafan, Qinduankou Street, Hanyang District

6)	陈继武，法定地址：武汉市江岸区德才里25-7-1
Chen Jiwu, legal address: 25-7-1, Decaili, Jiang’an District, Wuhan

7)	李汉鑫，法定地址：武汉市江岸区台北一路48号6楼2号
Li Hanxin, legal address: 48-6-2, Taibeiyi Road, Jiang’an District, Wuhan

8)	莫朝辉，法定地址：武汉市汉阳区吴家巷5号5楼17号
Mo Zhaohui, legal address: 5-5-17, Wujiaxiang, Hanyang District, Wuhan

9)	李军，法定地址：武汉市江岸区大智路28-12号
Li Jun, legal address: 28-12, Dazhi Road, Jiang’an District, Wuhan

10)	詹移华，法定地址：武汉市江岸区下陈家湖817号
Zhan Yihua, legal address, No. 817, Xiachenjiahu, Jiang’an District, Wuhan

11)	刘嵬，法定地址：武汉市蔡甸区蔡甸街河街7号
Li Wei, legal address: No.7 Caidianjie Hejie, Caidian District, Wuhan

12)	程剑，法定地址：武汉市洪山区四眼井53号
Cheng Jian, legal address: No. 53, Siyanjing, Hongshan District, Wuhan

13)	颜盛繁，法定地址：广东省珠海市香洲区香华路288号8栋2单元204房
Yan Shengfan, legal address: 2-204, Building 8, No. 288 Xianghua Road, Xiangzhou District, Zhuhai, Guangdong Province

以上各方为武汉天天好生物制品有限公司现有股东，合称为“甲方”。
The said parties are existing stockholders of Wuhan Tallyho Biological Product Ltd; they are collectively referred to as “Party A”.

14)	Moneyeasy Industries Limited，(中文名称为：利广实业有限公司)（下称“投资人”），系依照香港法律在香港注册成立的有限责任公司，注册地址：Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong。（以下称为“乙方”）。

Moneyeasy Industries Limited, (Chinese name: 利广实业有限公司) (the “investor”), is a limited liability company registered and incorporated in Hong Kong under the laws of Hong Kong with the registered address being: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong hereinafter referred to as “Party B”).

鉴于：
Whereas:

1.
武汉天天好生物制品有限公司（以下简称“武汉天天好”）是一家于1996年12月2日在中国湖北省武汉市注册成立的有限责任公司，注册号为4201131100001，注册地址：武汉市汉南经济发展区，注册资本为人民币四千零二十三万圆整（RMB40,230,000）。本公司的法定代表人为：饶邦福。本公司的经营范围：生物制品的研制、开发（开发产吕销售，国家有专项规定的按专项规定执行）；百货零售批发。经营本企业和成员企业自产产品及相关技术的出口业务（国家组织统一联合经营的出口商品除外）；经营本企业和本企业成员企业生产、科研所需的原辅材料、机械设备、仪器仪表、零配件及相关的进口业务（国家实行核定公司经营的进口商品除外）；经营本企业的进料加工和“三来一补”业务。

Wuhan Tallyho Biological Product Ltd (hereinafter referred to as “Tallyho”),  is a limited liability company registered and incorporated in Wuhan, Hubei Province, China on 2007-06-13. Its registered number is 4201131100001, its registered address is No. 551, Hannan Economic Development Zone, Wuhan, and the registered capital is 40,230,000 CNY. The legal representative of the company is Rao Bangfu. The business scope of the company includes: research and development of biological products, sale of developed products (when national authority has specific provisions on certain item, the provisions shall be followed); general merchandise; export of products produced by the enterprise and affiliates, and export of relevant technology (except merchandises under general joint operation by the government); import of raw and auxiliary materials, mechanical equipments, instruments and meters, parts and components and others necessary for production and research by the enterprise and affiliates (except import merchandise to be approved by the government), processing of incoming materials and “three-incoming and one supplementary”.

2.	甲方同意将其共计持有武汉天天好100%的股权全部转让给乙方，从而将武汉天天好变更为一家外商独资有限公司（以下简称“独资公司”）。为此，协议双方本着平等互利的原则，经过友好协商，同意根据中国法律和法规以及本协议的有关规定，达成如下协议。

Party A agrees to transfer 100% stocks of Tallyho held by it to Party B, thus to change Tallyho into one wholly foreign owned company (hereinafter referred to as “sole proprietorship”). For the purpose and upon friendly discussion, the parties hereof, abiding by the principle of fairness and mutual benefit, agrees to enter into the following agreement according to laws and regulations of China.

第一章                    定义
Chapter 1                  Definition

第一条      定义
Article 1    Definition

除非本协议另有规定，否则在本协议中使用的下列词语应具有如下含义：
When used in this agreement, the following terms shall have the meanings set forth below unless otherwise specified herein.

“中国” 指中华人民共和国。
China means People’s Republic of China.

“人民币” 指中国的法定货币。
CNY means the statutory currency in China

“审批机关”指按中国有关审批外商投资项目的规定有权审批本协议和公司章程的政府部门。
Approval authority means the government department in China having the authority to approve this agreement and the Articles of Incorporation according to relevant rules on approval of foreign invested projects.

“公司章程”指在本协议签署的同时由乙方签署并由审批机关批准的《武汉天天好生物制品有限公司章程》。
Articles of Incorporation, means the Articles of Incorporation of Wuhan Tallyho Biological Product Ltd signed by Party B and approved by approval authority concurrently with sign of this agreement.

“营业执照”指国家工商行政管理局或其授权的地方工商行政管理部门签发给独资公司的营业执照。
Business license means the business license issued to the sole proprietorship by National Administration for Industry and Commerce or authorized local administration of industry and commerce.

“出售方” 指本协议之甲方。
Seller, means Party A under this agreement.

“收购方” 指本协议之乙方。
Purchaser, means Party B under this agreement.

“双方” 指出售方与收购方。
The parties, means the seller and the purchaser.

“第三方” 指本协议双方以外的任何自然人、法人、其他组织或实体。
The third party means any natural person, legal entity, other organization or entity other than the parties in this agreement.

“关联方” 就某一方而言，如该方为公司，指直接或间接受该方控制的任何公司、与该方具有共同控制人的任何公司、或控制该方的任何公司或人士；如该方为个人，指其配偶、父母、兄弟、姊妹或后嗣，及其兄弟、姊妹或后嗣的配偶 (合称 “亲戚”)，及直接或间接受该方控制的公司(包括直接或间接受其亲戚控制的公司)，“控制”一词的意思是指拥有一家公司百分之五十或更多的有投票权的股份或注册资本，或者拥有任命或选举一家公司多数董事的权力。
Related party, means, for certain party, if such party is a company, means any company directly or indirectly subject to the control of such party or any company with which share a joint control person, or any company or person controlling such party; if such party is a person, means its spouse, parent, brother, sister or offspring, and the spouse of its brother, sister or offspring (collectively “relatives”) and the company directly or indirectly controlled by such party (including the company directly or indirectly controlled by its relatives). “Control” means that owning at least 50% shares or registered capital with the vote, or the right to appoint or elect a majority of directors of a company.

“董事会” 指武汉天天好的董事会。
Board means the Board of Directors of Tallyho.

“管理人员”指武汉天天好总经理、副总经理、财务负责人以及直接向总经理负责的其他管理人员。
Management means the general manager, the deputy general manager, the financing supervisor and other management persons directly responsible for the general manager in Tallyho.

“会计年度”指每年的一月一日至当年的十二月三十一日。
Accounting year means the period from 01-01 to 12-31 of the same year.

“工作日” 指中国商业银行开门营业之日。
Working day, means the day when the commercial Banks in China is open to service.

“基准日” 指公元2007年10月31日。
Base date, means 2007-10-30 in calendar year.

“基准评估报告”指由出售方聘请并经收购方认可的资产评估师事务所出具的武汉天天好股权在基准日的无保留意见资产评估报告。
Base appraisal report, means the asset appraisal report without reservations on stocks of Tallyho as of the base date issued by the assets appraiser firm as engaged to the seller and approved by the purchaser.

“交割日” 指在本协议第四条规定的全部先决条件得以满足前提下，交割定在独资公司取得外汇登记证之日后的第5个工作日。
Delivery date means the 5th working days after the sole proprietorship acquires certificate of registration of foreign exchange provided that all conditions precedent specified in Article 4 are satisfied.

第二章                      收购股权
Chapter 2                    Purchase of stocks

第二条        股权的收购
Article 2      Purchase of stocks

按照本协议约定的条件，出售方同意向收购方转让、收购方同意自出售方收购武汉天天好百分之百（100%）的股权（“收购股权”）。收购股权应包括但不限于因出售方持有收购股权而在武汉天天好中享有的投票权、收益权和委任董事的权利。
According to the conditions agreed in this agreement, the seller agrees to transfer to the purchaser and the purchaser agrees to purchase from the seller, 100% stocks of Tallyho (“purchase of stocks”). Purchase of stocks shall include, be not limited to the voting right, right of proceeds and right to appoint directors enjoyed in Tallyho as the seller when holding the stocks

第三条        转让价格
Article 3      Transfer price

为本协议之目的，转让价格为三千六百五十三万三千四百六十七元二角七分人民币（RMB 3,653,467.27）（“总转让价格”），以等值外汇按照本协议第六条的规定进行支付。本条所述的转让价格应是以基准评估报告为基础制定的。
For the purpose of this agreement, the transfer price is 3,653,467.27 CNY (total transfer price), paid with foreign exchanges with equitable value according to article 6 in this agreement. The transfer price described in this clause is determined on the basis of the base appraisal report.

第四条        支付转让价格的先决条件
Article 4      Conditions precedent to paying of transfer price

如果以下任何一项条件没有实现，而且收购方也没有以书面形式表示放弃该项条件，则收购方无义务向出售方支付转让价格：
If any of the following conditions is not achieved and the purchaser does not waive such condition in written form, the purchaser has no obligation to pay the transfer price too the seller.

(1)        本协议和公司章程获得审批机关的批准，并且未重大地变更其条款和条件或因变更其条款或条件而产生重大的负面影响，亦未对任何一方或独资公司增加任何重大负面的额外义务，除非事先已将该等变更或额外义务通知每一方，且每一方也以书面形式表示同意。
This agreement and the Articles of Incorporation has been approved by the approval authority, and the terms & conditions hereunder has not been subject to material changes or no material adverse effect occurs or no additional material adverse obligation is applied to any party of the sole proprietorship due to any change of the term and condition hereunder except that such change or such obligation has been notified to every party and every party agrees with it in written form.

(2)        独资公司的营业执照及外汇登记证已经签发。
The business license and the certificate of registration of foreign exchange of the sole proprietorship have been issued.

(3)        在本协议签署日后到交割日的期间，不存在对武汉天天好的业务或财产具有重大不利影响的改变。
From the signing date of this agreement to the delivery date, that is no change with material adverse influence to the business or properties of Tallyho.

第五条        基准评估报告
Article 5      Base appraisal report

出售方将聘请收购方认可的资产评估机构出具武汉天天好在基准日的无保留意见的基准评估报告。双方特此确认，本协议第三条中规定的转让价格应是以基准评估报告为基础制定的。
The seller will engage an assets appraisal institution approved by the purchaser to provide the base appraisal report of Tallyho without reservations as of the base date. The parties hereby confirm that the transfer price specified in Article 3 is determined on the basis of the base appraisal report.

第六条        交割
Article 6      Delivery

在本协议第四条规定的全部先决条件得以满足的前提下，交割定在独资公司取得外汇登记证之日后的第6个工作日（“交割日”）。
Delivery will occur on the 6th working days (“delivery date”) after the sole proprietorship acquires certificate of registration of foreign exchange provided that all conditions precedent specified in Article 4 are satisfied.

收购方应在交割日之日起30日内以电汇或其他可立即获得的方式向出售方支付相当于全部转让价格的款项，按国家外汇管理部门的规定，该款项应支付到出售方指定中国国内账户。该汇款日期可由各方协商延长。
The purchaser shall pay payment equal to total transfer price to the seller within 30 days as of the delivery date or by other means promptly available to the seller. In accordance with the rules by national foreign exchange administration authorities, the payment shall be paid to the account in China as designate by the seller. The remittance date may be extended upon agreement between the parties.

第三章            出售方的陈述和保证
Chapter 3            Representations and warranties of the seller

第七条        出售方向收购方于本协议签署日及交割日陈述和保证：
Article 7      Seller make the following representations and warranties

1)	出售方已获得充分的授权，有权签订本协议和履行其在本协议项下的各项义务。
The seller has obtained sufficient authorization, has the right to sign this agreement and shall perform various obligations hereunder.

2)	出售方对于武汉天天好注册资本的出资已经全部缴清。
The seller has paid up all contributions to the registered capital of Tallyho.

3)	从签署日起，本协议即对出售方具有法律上的约束力。
This agreement shall be legally binding to the seller as of the signing date.

4)	出售方提供的所有资料及信息均是完整、正确的，并无任何具有实质意义的不实或误导性陈述。
All data and information provided by seller and complete and correct, and free of untrue or misleading statement with substantial meaning.

5)	出售方签署本协议和履行其在本协议项下的义务，不会与任何现行的法律、法规、规定、任何政府机构或部门的授权或批准、或以出售方为一方或出售方受其约束的任何协议或协议的任何规定有重大的抵触，或导致对上述规定的重大的违反，或构成对上述规定的重大的不履行或不能履行。

The signing of this agreement and the performance of obligations hereunder by the seller have no material conflict to existing laws, regulations, rules or any authorization or approval by the government organization or department, or any agreement or any provisions in any agreement of which the seller is a party or the party is bound, or will not result in material violation of the said provisions, or constitute material default of the foregoing provisions or failure to performance.

第八条        武汉天天好的情况
Article 8      Conditions of Tallyho

1)	武汉天天好依照中国法律、法规合法成立，并有效存续。武汉天天好的注册资本已经全部缴清。
Tallyho is incorporated and existing under laws and regulations in China. All registered capital of Tallyho has been paid up.

2)	武汉天天好的会计报表均依据中国通常适用的会计准则制作，并且已根据有关的法律和法规的规定对所有现有的及或有的债务责任及资本性承担作了适当的准备或披露。

The financial statements of Tallyho are prepared according to general applicable accounting criteria in China, and have made proper provisions or disclosure for all current or contingent Liabilities and capital encumbrance according to relevant laws and regulations.

3)	武汉天天好的会计报表均真实公允地反映了武汉天天好到报表基准日止的财务状况。
The financial statements of Tallyho give a true and fair presentation of the financial conditions of Tallyho ended as of base date.

4)	武汉天天好的会计记录采用适当并且一贯的标准，并按照有关法律和法规的要求，完整准确地记录了武汉天天好的资产及其所有经营活动。
The accounting records of Tallyho adopts proper and consistent standards, provide complete and correct records of the assets and all operations of Tallyho accounting to relevant laws and regulations.

5)	武汉天天好除了会计记录披露的业务之外，没有其他业务。
Tallyho has no other business except as disclosed in the accounting records.

6)	武汉天天好没有违反中国的任何条例、规定、命令或规章。
Tallyho does not violate any rule, regulations order or code in China.

7)	出售方签署本协议和履行其在本协议项下的义务，不会与武汉天天好的章程或以武汉天天好为一方或受之约束的任何协议或协议的任何规定有重大抵触，或导致对上述规定的重大的违反，或构成对上述规定的重大不履行。

The signing of this agreement and the performance of obligations hereunder by the seller have no material conflict to the Articles of Incorporation of Tallyho or any or any agreement or any provisions in any agreement of which Tallyho is a party or the party is bound, or will not result in material violation of the said provisions, or constitute material default of the foregoing provisions.

第九条        所有权
Article 9      Ownership

1)	出售方是收购股权的合法所有人，出售方有全部的授权和权力处置收购股权。
The seller is legal owner of the stocks to be purchased. It has all authorization and power to deal with purchase of stocks.

2)	武汉天天好对其业务、财产和权益拥有良好的所有权。
Tallyho has sounding ownership to its business, properties and interest.

3)	不存在会对武汉天天好的财产和权益的所有权产生负面影响的事实。
There is no fact have adverse influence over the ownership of the properties and interest of Tallyho.

4)	武汉天天好已获得并完整地保存了与各自拥有的主要财产和权益有关的所有产权文件和其他相关文件。
Tallyho has acquired and preserved all property right documents and other related documents with respect to major properties and interests as owned by every party respectively.

5)	武汉天天好经营的业务在各方面均符合中国法律法规的规定，并符合中国政府的要求。
The business operated by Tallyho meets the rules in Chinese laws and regulations in every aspect and complies with requirement of Chinese government.

第十条        债务和责任
Article 10    Debt and liabilities

除了从正常商业活动产生，并已在会计记录中披露以外，武汉天天好没有其他的负债或债务，所有武汉天天好的负债的借款条件都符合正常的商业借款条件或比其更优惠。
Except those arising from normal business activities and disclosed in the accounting records, Tallyho has no other debts or liabilities. All borrowing requirements for the debt of Tallyho meets with normal commercial borrowing conditions or are even favorable.

第十一条    监管和登记要求
Article 11    Supervision and registration requirements

武汉天天好已经按照有关公司登记机关或其他任何有关机关的要求，按时将所有的报告、决议、申报单或其他要求递交的文件以适当的形式向其递交、登记或备案。
Tallyho has filed, registered and put on records in proper form all reports, resolutions, declaration forms or other documents required to be filed on time according to requirements of company registration authority or other relevant authority.

第十二条    税赋
Article 12    Tax

武汉天天好遵守任何对其适用的税收法规的规定，并且根据该法规规定保存了所有相应的税收记录和文件。
Tallyho is abided by all rules in tax laws applicable to it, and has kept all corresponding tax records and documents according to such rules.

第十三条    委托、经理和代理人
Article 13    Commissioning, manager and agent

武汉天天好未做出超出其日常经营所必需的委托或进行过任何超出其日常经营所必需的特定的授权（包括银行的委托），也未通过协议或安排的方式授予某个人任何代理权。
Wuhan has not make commissioning or specific authorization other than those necessary for daily operation (including commissioning of Banks), or granted power of attorney to any person by agreement or arrangement.

第十四条    合法性
Article 14    Legitimacy

1)	武汉天天好不存在超越经营范围、未经授权或非法的行为、协议。
Wuhan has no unauthorized, illegal conducts or agreement or that is beyond its business scope.

2)	对于武汉天天好在执行中的有利害关系的文件，如果要求盖章的，均已经依法盖章，并予以保存。
For documents in execution by Tallyho that have a stake, if seal is required, have been stamped with seal according to laws and preserved.

第十五条    协议
Article 15    Agreement

武汉天天好未被送达任何违约通知、或有关其协议或财产违反任何法定或其他责任的通知。
Tallyho is not served with any breach notice, or notice to the extent that its agreement or asset is in violation of any statutory or other responsibilities.

第十六条    雇员
Article 16    Employee

1)	武汉天天好的雇员未由于终止雇佣关系或其他任何原因而向武汉天天好提出赔偿请求，除了法律规定应给予的福利待遇之外，武汉天天好未向其雇员提供贷款或其他福利待遇。

There is no claim brought forth by the employee of Tallyho due to termination of employment or any other reason. Except the benefit granted according to laws, Tallyho does not provide loans or other benefits to its employees.

2)	武汉天天好的正式雇员的聘用及其雇佣条件符合中国法律、法规的规定。
The engagement and employment conditions of formal employees of Tallyho comply with the provisions in Chinese laws and regulations.

第十七条    破产/诉讼
Article 17    Bankruptcy/Litigation

1)	武汉天天好的全部或部分业务或财产均未被任何接管人接管。
The business or properties of Tallyho are not taken over by any receiver wholly or partially.

2)	没有任何要求终止或解散武汉天天好的请求，亦未被做出任何或通过任何关于清算或解散武汉天天好的决议。
There is no demand to require terminate or dissolve Tallyho, no resolution with respect to liquidate or dissolve Tallyho is made or passed.

3)	武汉天天好不存在有关法规所指的已经停止支付、资不抵债的情形。
Tallyho has no suspension of payment or insolvency as described in relevant laws and regulations.

4)	武汉天天好没有将对其经营产生重大负面影响的判决。
Tallyho is not subject to any judge which has material adverse influence to its operation.

5)	武汉天天好没有正在进行或将会提起的或任何其他的法律程序，也不存在对其有重大威胁的请求或诉讼。
Tallyho is not subject to any legal proceedings or threatened one or any other ones, and demand or litigation with material threats.

6)	武汉天天好或就武汉天天好的了解，其董事或管理人员均没有下列违法行为：
Tallyho or to the knowledge of Tallyho, its director or management has no the following illegal acts:

(i)	与武汉天天好的业务有关的犯罪行为或非法行为。
Crime or illegal acts with respect to the business or Tallyho.

(ii)	与武汉天天好的业务活动有关的违反委托的事项。
Violation of commissioning with respect to the business or Tallyho.

(iii)	出售方或违反约定的或法定的义务或由于侵权而可能使第三方有权终止以武汉天天好作为一方当事人的协议，或可能引起针对武汉天天好的请求或禁令。

The seller violate the agreed or statutory obligations or infringes, and the third party is entitled to terminate this agreement of which Tallyho is one party, or it may give rise to the demand or injunction against Tallyho.

第十八条    知识产权
Article 18    Intellectual properties

武汉天天好的经营不会侵犯其他人的任何知识产权。
The operation of Tallyho will not infringe any intellectual properties of the others.

第十九条    关联公司之间的安排
Article 19    Arrangement of related company

除了已向收购方披露的关联交易（披露的内容包括但不限于关联方的名称和/或姓名以及关联交易的交易条件），在武汉天天好与其关联方之间不存在其他的协议或安排。
Except the related transaction as disclosed to the purchaser (the disclosed content includes but is not limited to the name of the related party or the conditions of the related transaction, no other agreement or arrangement exists between Tallyho and other related parties.

第二十条    签署日之后的经营
Article 20    Operation after signing date

作为武汉天天好的股东，甲方承诺在本协议签署之日至交割日期间，武汉天天好将：
Party A, as shareholder of Tallyho, promises the following from the signing date to the delivery date:

1)	不宣布或发放任何股息或进行其他分配。
It will not announce or issue any dividend or conduct any other distribution.

2)	将继续正常的业务经营。
It will continue normal business operation.

3)	除了根据附件中列明的预算或经公司董事会一致同意以外，不发生任何的严重负面的变更。
It will not cause any material adverse change unless according to the budget listed in the appendix or upon unanimous consent by the board.

4)	其有形资产净值不发生任何重大的减损。
Its will not give rise to any material reduction of its net value of tangible assets.

5)	除了经公司董事会一致同意以外，其债务及或有责任不发生任何负面变化。
No negative change will occur to its debt or liability unless upon unanimous consent by the board.

6)	不签署任何导致或将会导致武汉天天好对其税赋负有责任的交易。
It will not sign any transaction that cause or will cause Tallyho to have liabilities for its tax.

7)	不签署正常业务以外的协议。
It will not sign agreements other than normal business.

8)	武汉天天好不得从事任何损害乙方的行为。
Tallyho will not conduct any actions that damage Party B.

第四章          收购方的陈述和保证
Chapter 4            Representations and warranties of the purchaser

第二十一条       收购方的陈述和保证
Article 21            Representation and warranties of the purchaser

收购方特此向出售方陈述和保证，于本协议签署日期和交割日：
The purchaser hereby makes the following representations and warranties to the seller on the signing date of this agreement and delivery date:

1)	购方是根据香港法律正式成立，有效存续并正常经营的有限责任公司。
The purchaser is a limited liability company formally established, validly existing and normally operating.

2)	收购方已按其应遵守的法律、法规办理一切必要的手续（若适用），并取得一切必要的登记及批准（若适用），且在该等法律、法规项下拥有必要的权力，以便签订本协议和履行其在本协议项下的各项义务。

The seller has conducted necessary procedures (if applicable) according to the laws and regulations which the seller shall abide by, obtained necessary registration and approval (if applicable), has necessary power under the laws & regulations to sign this agreement and perform various obligations under this agreement.

3)	收购方已采取一切必要的内部行为，使其获得授权签订并履行本协议，其在本协议上签字的代表有权签署本协议，并使收购方受本协议约束。

The purchaser has taken all necessary internal actions so that he obtain authorization to sign and execute this agreement. The representative to sign on this agreement is duly authorized to sign this agreement and cause the purchaser to be bound by this agreement.

4)	从签署日起，本协议即对收购方具有法律上的约束力。
From the signing date, this agreement is legally binding to the purchaser.

5)	收购方签署本协议和履行其在本协议项下的义务，都不会与收购方章程或内部规章、任何法律、法规、规定、任何政府机构或部门的授权或批准、或以收购方为一方或受之约束的任何协议或协议的任何规定有抵触，或导致对上述规定的违反，或构成对上述规定的不履行。

The signing of this agreement and the performance of obligations hereunder by the purchaser have no material conflict to the Articles of Incorporation of the purchaser or any or any agreement or any provisions in any agreement of which the purchaser is a party or the party is bound, or will not result in material violation of the said provisions, or constitute material default of the foregoing provisions.

第五章          违反陈述和保证的责任
Chapter 5            Liabilities for breach of representations and warranties

第二十二条       违反陈述和保证的责任
Article 22            Liabilities for breach of responsibilities and warranties

在本协议签署之日起的一(1)年内，如果任何一方的上述陈述和保证的任何部分被发现存在任何重大错误、遗漏、误导或不真实，则该另一方有权要求违反陈述和保证的一方对该损失、损害、成本或费用进行赔偿。
Within 1 year upon as of the signing date of this agreement, if material mistake, omission, misleading or untrue statement is detected in any portion of the forgoing statement by any party, the other party is entitled to claim for loss, damage, cost or expense from the party in breach of the representations and the warranties.

第六章         保密
Chapter 6            Confidentiality
第二十三条       保密
Article 23           Confidentiality

1)	任何一方曾向或可能要向另一方透露有关其各自业务、财务状况及其他保密事项与专有资料。此外，双方可能会获得有关独资公司的保密与专有资料。除其他有关保密协议另有规定外，接受上述所有资料（包括书面资料和非书面资料，以下简称“保密资料”）的每一方应当：

Any party has or may disclose its business, financial condition or other confidential matter and proprietary data to the other party. Besides, the parties may obtain confidential and proprietary data of the sole proprietorship. Unless otherwise specified in other confidentiality agreement, the party accepting the said data (including written and non-written data, hereinafter referred to as “confidential data”) shall:

(i)	对上述保密资料予以保密。
Keep the said confidential data confidential;

(ii)	除对履行其工作职责而需知道上述保密资料的本方雇员、顾问外，不向任何人或实体透露上述保密资料。
Not disclose the said confidential data to any person or entity other than the employees and consultants of its own that need to know the said confidential data due to their work responsibilities.

2)	上述第(1)款的规定不适用于下述保密资料：
The provisions in clause (1) are not applicable in the following confidential data:

(i)	在透露方向接受方透露之前所作的书面记录能够证明已为接受方所知的资料。
The data that are known to the receiver and can be evidenced by written records before the disclosure by disclosing party to the receiver.

(ii)	非因接受方违反本协议而成为公知的资料。
Known data not due to breach of this agreement by the receiver.

(iii)	接受方从对保密资料不承担任何保密义务的第三方获得的资料。
Data acquired from the party who does not assume confidentiality obligations for the confidential data.

3)	如经任何一方要求，一方应就从对方或其关联公司获得的保密资料另签一份保密协议，其中的条款应与本第六章所规定的条款类似。

Upon request by one party, the party shall sign another confidentiality agreement for the confidential data acquired from the other party or its related company; the provisions shall be similar to those as specified in Chapter 6.

4)	每一方应制定规章制度，以使其本身及其关联公司的董事、高级职员和其他雇员同样遵守本第六章所述的保密义务。

Every party shall formulate regulations and rules so that the directors, senior staffs and other employees of itself and its related company also abide by the confidentiality obligations as described in Chapter 6.

5)	本第六章的规定不适用于把资料透露给任何关联公司、任何公共或私人贷款人或财务筹资代理或机构、双方的雇员和顾问或一方预期向之转让其在本协议项下的全部或部分权利和义务的任何第三方；但在这种情况下，只应向有合理的业务需要知道该等资料的人或实体透露该等资料，并且这些人或实体应首先以书面形式承诺保守该等资料的保密性。

The provisions given in Chapter 6 are not applicable to disclosure of the data to any related company, any public or private lender of financing agency or institution, employees and consultants of the parties or any third party to which one party is expected to transfer all or some rights and obligations under this agreement; however, in the case, the party can only disclose such data to the person or the entity need to know such data and have reasonable ground, and such person or entity shall first promise to keep the confidentiality of such data in written form.

在法律规定或应法律要求透露上述资料的情况下，本第六章的规定也不适用于把资料透露给任何政府、或任何有关的机构或部门。但是，被要求作出上述透露的一方应在上述透露前立即把该要求及其条款通知另一方。另一方有权向有关的机关或部门提出反对透露上述资料，并寻求按该方确定的条款对要透露的任何保密资料作出保密处理。
When the said data is to be disclosed as required by the laws or specified by laws, Chapter 6 is also inapplicable to disclosure of the data to any government or any relevant institution or department, provided that the party required to make such disclosure shall notify such requirement and its term to the other party prior to disclosure. The other party is entitled to object such disclosure to relevant department or institution and seek for keeping confidential for such confidential data to be disclosed.

6)	在不限制本第六章的上述规定的情况下，未经另一方事先书面同意公布或公开透露的内容和时间（另一方不得无理由地拒绝同意），任何一方不应公布或公开透露关于独资公司的资料（包括保密资料在内）。但是，本第(6)款的任何规定不应妨碍一方按其诚信判断作出适用法律、法规或证券交易所规则规定的公布或透露。

Without limitation to the said provisions in Chapter 6, if the other party does not approve the announcement or the contents and the time of disclosure (the other party may not reject without due cause), no party shall announce the data on the sole proprietorship (including confidential data), provided that the provisions may not prevent announcement or disclosure by the other party on bona fide basis, which is specified by applicable laws, regulations or securities exchange.

7)	对于曾为本协议一方的任何自然人或法人而言，在其由于转让在本协议项下的权利和义务而不再作为本协议一方之后，本第六章的规定仍然具有约束力。

For any natural person or legal entity who has been one party of this agreement, when it has transfer the rights and obligations under this agreement and ceased to be one party of this agreement, the provisions in Chapter 6 is till binding for it.

第七章            违约
Chapter 7               Breach

第二十四条       违约
Article 24            Breach

1)	如果收购方未按照本协议第六条的规定向出售方支付转让价格，经收购方与出售方书面同意，出售方同意给予收购方30天的宽限期（“宽限期”），但宽限期最长不得超过3个月（自营业执照签发之日起算），收购方应在宽限期内向出售方支付全部转让价格。如果收购方未能在宽限期内向出售方支付全部转让价格，则出售方有权撤销本协议，并要求收购方承担由此引起的损失。

If the purchaser fails to pay transfer price to the seller according to Article 6, upon written agreement of the purchaser and the seller, the seller agrees to grant 30 days of grace period to the purchaser, provided that the grace period may not exceed 3 months (dated from issuance of the business license). The purchaser shall pay all transfer prices to the seller within the grace period. If the purchaser fails to pay all transfer prices to the seller within the grace period, the seller is entitled to cancel this agreement and claim for loss thus incurred.

2)	如果本协议一方有任何其他违约行为，该方应按本协议和适用法律的规定承担违约责任。如果不止一方违约，则由每一方分别承担各自违约所引起的责任。尽管有以上规定，任何一方均不因本协议就任何间接的损失或损害对另一方负责。

If any party of this agreement has any other breach, the party shall bear liability for breach. If no less than one party is in breach of this agreement, every party shall bear liabilities for its breach respectively. Notwithstanding the foregoing provisions, no party shall be liable to the other party for any indirect loss or damage arising from this agreement

第八章             不可抗力
Chapter 8                Force majeure

第二十五条       不可抗力
Article 25           Force majeure

1)	“不可抗力”指在本协议签署后发生的、本协议签署时不能预见的、其发生与后果无法避免或克服的、妨碍任何一方全部或部分履约的所有事件。上述事件包括地震、台风、水灾、火灾、战争、国际或国内运输中断、政府或公共机构的行为、流行病、民乱、罢工，以及一般国际商业惯例认作不可抗力的其他事件。一方缺少资金非为不可抗力事件。

The force majeure means all events that occur after signing of this agreement, the occurrence and consequence of which can not be avoided or overcame, and hinder all or partial performance by any party. The said events include earthquake, typhoon, flood, fire, war, international or domestic discontinuation of transportation, actions by government or public instructions, epidemic, riot, striking and other events deemed as force majeure according to general international commercial practice. Shortage of capital of any party is not force majeure.

2)	如果发生不可抗力事件，影响一方履行其在本协议项下的义务，则在不可抗力造成的延误期内中止履行，而不视为违约。

If the force majeure influence of the performance of the obligations by one party under this agreement, suspension of performance within the period delayed by the force majeure does not constitute breach.

3)	宣称发生不可抗力的一方应迅速书面通知另一方，并在其后的十五(15)天内提供证明不可抗力发生及其持续的足够证据。

The party claiming force majeure shall notify the other party promptly, and provide sufficient evidence to prove the occurrence and the persistence of the force majeure within 15 days upon its occurrence.

4)	如果发生不可抗力事件，双方应立即互相协商，以找到公平的解决办法，并且应尽一切合理努力将不可抗力的后果减小到最低限度。如不可抗力的发生或后果对本协议的履行造成妨碍，时间超过九十(90)天，并且双方没有找到公平的解决办法，则任何一方均有权通知另一方终止本协议而不必向另一方承担未履行或未完全履行本协议的赔偿责任。

In case of force majeure, the parties shall negotiate to find fair solutions and make every reasonable effort to minimize consequence of the force majeure. If the occurrence or the consequence of the force majeure hinders the performance of this agreement and no fair solution is arrived at by the parties 90 days later, any party is entitled to notify the other party to terminate this agreement without bearing the compensation responsibilities for failure to performance or complete performance.

第九章           争议的解决
Chapter 9              Settlement of dispute

第二十六条       仲裁
Article 26            Arbitration

如果出售方与收购方双方之间因本协议而发生争议，首先应争取通过友好协商的方式加以解决。如果在开始协商后六十(60)天内未能通过这种方式解决争议，则任何一方可将争议提交中国国际经济贸易仲裁委员会依据其仲裁规则进行仲裁。仲裁庭由三(3)名仲裁员组成。出售方和收购方各指定一(1)名仲裁员。第三名仲裁员由前两名仲裁员指定，如果达不成一致，则由中国国际经济贸易仲裁委员会主席指定，并担任仲裁庭首席仲裁员。仲裁地点在北京。
All disputes arising from this agreement between the purchaser & the seller shall be settled through friendly discussion between the Parties. If the dispute is not settled by discussion within 60 days, any party may submit it to the China International Economic and Trade Arbitration Commission according to effective rules then. The arbitration court is composed of three arbitrators. The purchaser and the seller each designate one arbitrator, and the third arbitrator is to be designated by the said two arbitrators. If they fail to reach an agreement, the third arbitrator shall be appointed by the chairman of the China International Economic and Trade Arbitration Commission, and serve as the chief arbitrator of the arbitration court. The location of arbitration is Beijing.

第二十七条       仲裁裁决的效力
Article 27            Force of arbitration

仲裁裁决是终局的，对双方均有约束力。双方同意受该裁决约束，并按照该裁决行事。
The arbitration award shall be final and binding to the parties. The parties agree to be bound by such award and follow it.

第二十八条       费用
Article 28            Expenses

除非仲裁裁决另有规定，否则，仲裁费用由败诉方承担。
Except otherwise specified in the arbitration award, the expenses of arbitration are borne by the losing party.

第二十九条       继续有效的权利和义务
Article 29           Rights and obligations still effective

争议发生后，在对争议进行仲裁时，除争议事项外，双方应继续行使各自在本协议项下的其他权利，并应继续履行各自在本协议项下的其他义务。
Upon dispute, when the dispute is arbitrated, the parties shall exercise their right under this agreement and perform their obligations respectively except the event in dispute.

第十章            适用法律
Chapter 10            Applicable laws

第三十条           适用法律
Article 30           Applicable laws

本协议的成立、效力、解释和履行，以及本协议项下发生的争议，均适用中国法律。如果中国法律对与本协议有关的某一问题未作规定，则应参照一般国际商业惯例。
The establishment, effectiveness, interpretation and execution of this agreement and the dispute occurring under this agreement are all governed by Chinese laws. For certain subject with respect to this agreement not covered by Chinese laws, general international commercial practice shall be referred to.

第十一章              其他规定
Chapter 11             Miscellaneous

第三十一条       放弃
Article 31            Waiver

本协议任何一方未行使、延迟行使本协议项下的一项权利并不作为对该项权利的放弃；任何单独一次或部分行使一项权利亦不排除将来对该项权利的其他行使。
Any part hereunder not exercising or delaying in exercising the right hereunder does not constitute waiver of such right; any single or partial exercise of certain right does not preclude other exercise of such right.

第三十二条       转让
Article 32           Transfer

除非本协议另有规定，如果事先未经另一方书面同意，或在法律要求批准的情况下未经审批机关批准，任何一方不得全部或部分转让本协议或者本协议项下的任何权利和义务。
Except otherwise provided herein, no party may not transfer this agreement wholly or partially or any right and obligation hereunder without prior written approval of the other party or without approval by approval authority when approval is required by laws.

第三十三条       修改
Article 33            Modification

本协议是为出售方、收购方及其各自合法继承人和各受让人的利益而签订的，对他们均有法律约束力。本协议不得口头修改。只有经双方签署书面文件表示同意，并在法律要求的情况下经审批机关批准，本协议的修改方可生效。
This Agreement is inure to the benefit of and is binding upon the Parties hereto, and their successors and permitted assigns. This agreement may not modifled orally. The modification will not become effective before approval by means of signing of written documents by the parties and approval by approval authority when approval is required by laws.

第三十四条       可分性
Article 34           Severability

本协议任何条款的无效不影响本协议任何其他条款的有效性。
The invalidity of any term in this agreement will not impair validity of any other term.

第三十五条       生效及文本效力
Effectiveness and text effect

本协议以中文书就，经出售方与收购方签署本协议并经审批机关批准后生效。本协议签署正本一式[5]份。出售方持有[2]份、收购方持有[1]份，送审批机关和主管工商行政管理部门各[1]份正本，独资公司存档副本。
This agreement is written in Chinese and become effectie upon siging by the purchaser and the seller and approval by approval authority. The executed agreement has five counterparts of the original. The seller holds 2 counterparts, the purchaser holds 1 counterpart, each 1 counterpart is submitted to the approval authority and the administration of industry and commerce, and the sole proprietorship files the copy.

第三十六条       通知
Article 36            Notice

除非本协议另有规定，任何一方向另一方发出本协议规定的任何通知或书面通讯应以中文书写，以速递服务公司递交的信件发出，或者以传真发出，并用速递服务公司递交的信件予以确认。按本协议规定发出的通知或通讯，信件交给速递服务公司后七(7)个工作日应被视为收件日期，或者，如以传真发出，发出后三(3)个工作日应被视为收件日期，但应有传真确认报告为证，并应发出上述确认信件。一切通知和通讯均应发往下列有关地址，直到向另一方发出书面通知更改该地址为止。
Unless otherwise provided in this agreement, any notice or written correspondence sent to the other party by any party shall be written in Chinese. It shall be sent out by mails delivered by express delivery Service Company or sent out by fax and confirmed with mail delivered by the express delivery service company. With respect to such notice or correspondence sent out according to this agreement, the 7th working day upon handing of the mail to the express delivery service company shall be deemed as receipt date, or 3rd day upon sending shall be deemed as receipt date if by fax, however it shall be evidenced by fax confirmation report and the said confirmation letter shall be sent out. All notice and correspondence shall be sent to the following address before written notice is served by the other party to alter the address.

出售方：陈栋梁
Seller: Chen Dongliang

地址：江岸区育才三村39号
Address: No. 39 Yucaisan Village, Jiang’an District

出售方：饶邦福
Seller: Rao Bangfu

地址：武汉市江岸区湖边坊691号四楼
Address: F/4, No. 691, Hubianfang, Jiang’an District, Wuhan

出售方：胡丽荣
Seller: Hu Lirong

地址：武汉市江岸区堤角边5-5号一楼
Address: F/1, No. 5-5, Dijiaobian, Jiang’an District, Wuhan

出售方：王阿敬
Seller: Wang Ajing

地址：硚口航空路13-127号二楼
Address: F/2, No. 13-127, Hangkong Road, Qiaokou District

出售方：辜胜彬
Seller: Gu Shengbin

地址：汉阳区琴断口街冯家畈150号1-1-4-8号
Address: 1-1-4-8, No. 158, Fengjiafan, Qinduankou Street, Hanyang District

出售方：陈继武
Seller: Chen Jiwu

地址：武汉市江岸区德才里25-7-1
Address: 25-7-1, Decaili, Jiang’an District, Wuhan

出售方：李汉鑫
Seller: Li Hanxin

地址：武汉市江岸区台北一路48号6楼2号
Address: 48-6-2, Taibeiyi Road, Jiang’an District, Wuhan

出售方：莫朝辉
Seller: Mo Zhaohui

地址：武汉市汉阳区吴家巷5号5楼17号
Address: 5-5-17, Wujiaxiang, Hanyang District, Wuhan

出售方：李军
Seller: Li Jun

地址：武汉市江岸区大智路28-12号
Address: 28-12, Dazhi Road, Jiang’an District, Wuhan

出售方：詹移华
Seller: Zhan Yihua

地址：武汉市江岸区下陈家湖817号
Address: No. 817, Xiachenjiahu, Jiang’an District, Wuhan

出售方：刘嵬
Seller: Liu Wei

地址：武汉市蔡甸区蔡甸街河街7号
Address: No.7 Caidianjie Hejie, Caidian District, Wuhan

出售方：程剑
Seller: Cheng Jian

地址：武汉市洪山区四眼井53号
Address: No. 53, Siyanjing, Hongshan District, Wuhan

出售方：颜盛繁
Seller: Yan Shengfan

地址：广东省珠海市香洲区香华路288号8栋2单元204房
Address: 2-204, Building 8, No. 288 Xianghua Road, Xiangzhou District, Zhuhai, Guangdong Province

收购方：Moneyeasy Industries Limited（利广实业有限公司）
Purchaser: Moneyeasy Industries Limited

地址：Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong
Address: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong

第三十七条   全部协议
Article 37   Entire agreement

本协议构成双方关于本协议标的之全部协议，并取代以前双方之间关于本协议标的之全部讨论、谈判和协议。
This Agreement constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.

[以下无正文]
[The following has not text]

本页为签字页
Signature page follows

出售方：陈栋梁	出售方：饶邦福
Seller: Chen Dongliang	Seller: Rao Bangfu

出售方：胡丽荣	出售方：王阿敬
Seller: Hu Lirong	Seller: Wang Ajing

出售方：辜胜彬	出售方：陈继武
Seller: Gu Shengbin	Seller: Chen Jiwu

出售方：莫朝辉	出售方：李军
Seller: Mo Zhaohui	Seller: Li Jun

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出售方：詹移华	出售方：刘嵬
Seller: Zhan Yihua	Seller: Liuwei

出售方：程剑	出售方：颜盛繁
Seller: Cheng Jian	Seller: Yan Shengfan

出售方：李汉鑫
Seller: Li Hanxin

本页为签字页
Signature page follows

2

收购方：Moneyeasy Industries Limited（利广实业有限公司）
Purchaser: Moneyeasy Industries Limited

执行董事（签字）：__________________________
Executive director (signature):

3